Grant Hartford Corporation: SEC Mine Safety Disclosure

Re: File #333-155507

§229.104 (Item 104) Mine safety disclosure.

(a) A registrant that is the operator, or that has a subsidiary that is an operator, of a coal or other mine shall provide the information specified below for the time period covered by the report:

(1) For each coal or other mine of which the registrant or a subsidiary of the registrant is an operator, identify the mine and disclose:

(i) The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Federal Mine Safety and Health Act of 1977 (30 U.S.C. 814) for which the operator received a citation from the Mine Safety and Health Administration.

GrantHartford Corp was issued two significant and substantial (S&S) violations n 2011. These items were immediately corrected and terminated.

(ii) The total number of orders issued under section 104(b) of such Act (30 U.S.C. 814(b)).

GrantHartford Corp. was issued a total of 32 citations including the 2 S&S violations in 2011. All citations have been terminated and the fines have been paid.

(iii) The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of such Act (30 U.S.C. 814(d)).

GrantHartford Corp. had no citations or orders issued for unwarrantable failure to comply in 2011.

(iv) The total number of flagrant violations under section 110(b)(2) of such Act (30 U.S.C. 820(b)(2)).

GrantHartford Corp. had no flagrant violations in 2011.

(v) The total number of imminent danger orders issued under section 107(a) of such Act (30 U.S.C. 817(a)).

GrantHartford Corp. had no imminent danger orders issued in 2011.

(vi) The total dollar value of proposed assessments from the Mine Safety and Health Administration under such Act (30 U.S.C. 801 et seq. ).

The total dollar value for all violations issued to the GrantHartford Corp. in 2011 was $3200.

(vii) The total number of mining-related fatalities.

GrantHartford experienced no fatalities in 2011

(2) A list of coal or other mines, of which the registrant or a subsidiary of the registrant is an operator, that receive written notice from the Mine Safety and Health Administration of:

(i) A pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under section 104(e) of such Act (30 U.S.C. 814(e)); or

GrantHartford Corp. had no pattern of violation notices issued in 2011.

(ii) The potential to have such a pattern.

GrantHartford Corp. had no potential pattern of violation notices issued in 2011.

(3) Any pending legal action before the Federal Mine Safety and Health Review Commission involving such coal or other mine.

1. Contests of citations and orders referenced in Subpart B of 29 CFR part 2700;

GrantHartford Corp. contested 4 violations in 2011.

2. Contests of proposed penalties referenced in Subpart C of 29 CFR part 2700;

GrantHartford Corp. contested 4 violations with a total value of $400 in 2011.

3. Complaints for compensation referenced in Subpart D of 29 CFR part 2700;

GrantHartford Corp. had no complaints for compensation in 2011.

4. Complaints of discharge, discrimination or interference referenced in Subpart E of 29 CFR part 2700;

GrantHartford Corp. had no complaints for discharge, discrimination or interference in 2011.

5. Applications for temporary relief referenced in Subpart F of 29 CFR part 2700; and

GrantHartford Corp. had no applications for temporary relief in 2011.

6. Appeals of judges' decisions or orders to the Federal Mine Safety and Health Review Commission referenced in Subpart H of 29 CFR part 2700.

GrantHartford Corp. had no Appeals of judges' decisions or orders to the Federal Mine Safety and Health Review Commission in 2011.

I certify the information above to be correct and accurate as of the date of this report.

_________________________________________
J. Robert Flesher, Vice-President Mining & Geology

Grant Hartford Corporation